UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA 90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement.

Please see Item 2.01 below.

ITEM 2.01

Completion of Acquisition or Disposition of Assets.

On February 28, 2005, Cord Blood America, Inc. (“CBAI”) acquired all of the issued and outstanding shares of common stock of Career Channel, Inc., also known as Rainmakers International, Inc. (“Rainmakers International”). Rainmakers International is engaged in the advertising business.

The purchase price for all of the issued and outstanding shares of Rainmakers International was 3,656,000 shares of common stock of CBAI. Matthew L. Schissler, the Chairman of the Board and Chief Executive Officer of CBAI, and Stephanie A. Schissler, the President and Chief Operating Officer of CBAI, were, prior to the acquisition, the controlling shareholders of Rainmakers International.

The members of the Board of Directors of CBAI, excluding Mr. Schissler, determined the purchase price for the shares of common stock of Rainmakers International based upon an analysis of various financial criteria of comparable publicly-traded advertising companies, including multiples of revenues and net income. The members of the Board of Directors of CBAI, excluding Mr. Schissler, then determined the number of shares of common stock of Cord Blood America, Inc. to be issued based upon the average of the closing bid and ask prices of the shares of common stock of CBAI on the last day that such shares had traded.

ITEM 3.02

Unregistered Sales of Equity Securities.

As is described below, CBAI has issued shares of its common stock pursuant to the exemptions from registration set forth in Sections 3(b) and 4(2) of the Securities Act of 1933 based upon the limited number of offerees, their relationship to CBAI, their status generally as accredited investors, the amount of securities offered in each offering, the size of the respective offerings, and the manner of each offering: In each instance, the investor was provided with, or had access to, adequate information about CBAI so as to be able to make an informed investment decision. Each of the certificates representing shares of common stock of CBA contained a legend restricting transferability under the Securities Act of 1933.

On January 10, 2005, CBAI issued an aggregate of 297,400 shares of its common stock to eleven persons for an aggregate cash consideration of $81,100.

On January 10, 2005, CBAI issued an aggregate of 712,661 shares of its common stock to three persons for services performed during 2004.

As is described in Item 2.01 above, on February 28, 2005, CBAI issued 3,656,000 shares of its common stock to the seven former shareholders of Rainmakers International in connection with the acquisition of all of the issued and outstanding shares of common stock of Rainmakers International.

ITEM 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within seventy-one calendar days after the date that this Current Report on Form 8-K must be filed.

(b)

Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within seventy-one calendar days after the date that this Current Report on Form 8-K must be filed.

(c)

Exhibits.

The following exhibit is filed herewith:

Exhibit 10.16

Exchange Agreement dated February 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2005

CORD BLOOD AMERICA, INC.

By:	/s/ SANDRA D. SMITH
Sandra D. Smith, Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

10.16	Exchange Agreement dated February 28, 2005